Medifast, Inc. Announces Appointment of Two
Additional Independent Board Members

For Immediate Release

Contact:	Brendan Connors	Lytham Partners, LLC
	Vice President – Finance	Robert Blum
	ir@choosemedifast.com	Joe Diaz
Joe Dorame
602-889-9700

OWINGS MILLS, MD., March 5, 2009 -- Medifast, Inc. (NYSE: MED), a provider of leading clinically-proven portion controlled weight-loss programs, today announced the appointment of John P. McDaniel and Sr. Cathy Maguire, RSM, to the Medifast Board of Directors.  With the addition of Mr. McDaniel and Sr. Maguire, the Medifast Board of Directors is now comprised of fourteen members, ten of which are classified as independent under the rules of the New York Stock Exchange.

Colonel Brad MacDonald, USMC (Ret.), chairman of the Board of Directors of Medifast, Inc. commented, “We are pleased that John and Cathy have agreed to join the Board of Medifast at this important time in the company’s history.  John and Cathy’s experience in the health and wellness industry, especially within the hospital, clinic, and physician channels, will be valuable as Medifast expands its footprint in 2009 and beyond.  We look forward to their leadership and commitment to the customers, employees and shareholders of Medifast.”

Mr. John P. McDaniel is a seasoned healthcare executive with more than 26 years of experience as a chief executive officer, most recently at MedStar Health in Columbia, Maryland. He managed one of the most comprehensive healthcare delivery systems in the mid-Atlantic region with annual revenues exceeding $3 billion, encompassing 25,000 employees, which included 5,000 physicians and eight leading hospitals and other health related businesses. Mr. McDaniel has a degree in Business Administration from Wittenberg University, a MHA in Health Management and Policy from the University of Michigan, and an Honorary Doctorate of Humane Letters (LHD) from Wittenberg University.

Sr. Cathy Maguire RSM, is a member of the Sisters of Mercy with the special ministry of SILOAM, serving the HIV/AIDS community in Philadelphia, while her religious order also serves many communities in the United States as a major healthcare provider with hospitals and clinics. Cathy is a graduate of Villanova University with a BS degree in Education and English. She holds an MS degree in Library Science from Villanova University and an MA degree in Theology from St. Michael's College in Vermont.  "Cathy will be one of four women serving as a Medifast board member and we are delighted that someone with multiple advanced degrees with such talent and passion will help guide the strategic direction of Medifast and provide unique insights into building an organization that desires to ethically serve our customers, employees and shareholders."

About Medifast:
Medifast (NYSE: MED) is the leading easy-to-use, clinically proven portion-controlled weight loss program. Medifast has been recommended by more than 15,000 physicians nationwide. The number of customers utilizing the Medifast Weight Loss program exceeds 1 million.  Medifast is committed to enriching lives by providing innovative choices for lasting health. Medifast programs have been proven effective through studies by major university teaching hospitals. The company sells its products and programs via four unique distribution channels: 1) the Internet and national call centers; 2) a national network of physicians; 3) medically supervised Medifast Weight Control Centers; and 4) the Take Shape For Life direct-selling division, a network of health coaches. Medifast was founded in 1980 and is located in Owings Mills, Maryland. For more information, log onto http://www.ChooseMedifast.com.

Safe Harbor Statement
Please Note: This release contains "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995. These forward-looking statements generally can be identified by use of phrases or terminology such as "intend" or other similar words or the negative of such terminology. Similarly, descriptions of Medifast's objectives, strategies, plans, goals or targets contained herein are also considered forward-looking statements. Medifast believes this release should be read in conjunction with all of its filings with the United States Securities and Exchange Commission and cautions its readers that these forward-looking statements are subject to certain events, risks, uncertainties, and other factors. Some of these factors include, among others, Medifast's inability to attract and retain independent Associates and Members, stability in the pricing of print, TV and Direct Mail marketing initiatives affecting the cost to acquire customers, increases in competition, litigation, regulatory changes, and its planned growth into new domestic and international markets and new channels of distribution. Although Medifast's believes that the expectations, statements, and assumptions reflected in these forward- looking statements are reasonable, it cautions readers to always consider all of the risk factors and any other cautionary statements carefully in evaluating each forward-looking statement in this release, as well as those set forth in its latest Annual Report on Form 10-K and Quarterly Report on Form 10-Q, and other filings filed with the United States Securities and Exchange Commission, including its current reports on Form 8-K. All of the forward-looking statements contained herein speak only as of the date of this release.
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